Exhibit 4


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                           SALOMON INC

                               TO

                         CITIBANK, N.A.

                 -------------------------------



                 SEVENTH SUPPLEMENTAL INDENTURE
                  Dated as of February 1, 1996


     Supplemental to Indenture dated as of December 1, 1988


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

          This Seventh Supplemental Indenture (the "Supplemental Indenture") is made and entered into as of February 1, 1996 between Salomon Inc, a Delaware corporation (the "Company"), and Citibank, N.A., a national banking association (the "Trustee"), as Trustee under the Indenture dated as of December 1, 1988, as amended as of September 7, 1990, June 12, 1991, July 1, 1992, October 29, 1992, December 14, 1993 and December 29, 1994, between the Company and the Trustee (as amended to the date hereof, the "Indenture").

          WHEREAS, the parties hereto previously entered into the Indenture to provide for the issuance and sale by the Company from time to time of its Senior Debt Securities (the "Debt
Securities");

          WHEREAS, Sections 1101(5) and (11) of the Indenture provide that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture, in form satisfactory to the Trustee, without the consent of any holder of Debt Securities, (a) to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon (as such terms are defined in the Indenture) of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply and (b) to cure any ambiguity, to correct or supplement any provision in the Indenture that may be defective or inconsistent with any other provision in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with any provision of the Indenture, provided such other provisions shall not adversely affect the interests of the holders of Outstanding Debt Securities or Coupons, if any, of any series in any material respect;

          WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and binding agreement for the purposes herein expressed have been duly done and performed, and the execution and delivery of this Supplemental Indenture have been duly authorized by the Company; and

          WHEREAS, the parties hereto now desire to amend the
Indenture:

          NOW, THEREFORE, the parties agree as follows:

          1.  The Indenture is hereby amended as follows:

          (a) By amending Section 301 of the Indenture by (i) deleting the word "and" at the end of subsection (17); (ii) adding as a new subsection (18) the following "(18) the terms and conditions, if any, upon which the Debt Securities of the series may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing; and"; and (iii) renumbering current subsection (18) of
Section 301 to subsection (19);

          (b) By amending subsection (c) of Section 601 by (i) deleting the word "and" at the end of clause (3); (ii) replacing the period at the end of clause (4) with "; and"; and (iii) adding as a new clause (5) the following:

          "the Trustee shall not at any time be under any duty or responsibility to any Holder of a Debt Security that may or shall be convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing, (A) to make or cause to be made any adjustment of the amount of the, among other things, securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing that may be issued, transferred or delivered to such Holder, or to determine whether any facts exist which may require any such adjustment, or with respect to the nature or extent of any such adjustment when made, or with respect to any method employed in making the same, (B) to account for the validity or value (or the kind or amount) of the, among other things, securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing that may at any time be issued, transferred or delivered to such Holder or (C) with respect to the failure of the Company to issue, transfer or deliver any of the, among other things, securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing pursuant to the terms of such Debt Security."; and

          (c) By amending subsection (1) of Section 1102 by placing a comma before the semicolon at the end of such subsection and adding after such comma the following "or change the terms or conditions of any Debt Securities so as to adversely affect the terms or conditions upon which such Debt Securities are convertible into or exchangeable or exercisable for or payable in, among other things, other securities, instruments, contracts, currencies, commodities or other forms of property, rights or interests or any combination of the foregoing".

          2. Except as amended as set forth above, the Indenture is in all respects ratified and confirmed and the terms, provisions and conditions thereof shall remain in full force and effect. This Supplemental Indenture shall take effect on the date hereof, and shall apply only to Debt Securities originally issued on or after the date hereof, and shall have no effect on any other Debt Securities originally issued prior to the date hereof.

          3. This Supplemental Indenture shall be deemed to be a contract made and to be performed entirely in the State of New York, and for all purposes shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of laws rules of the State of New York. This Supplemental Indenture may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. This Supplemental Indenture is subject to the terms and conditions in the Indenture including terms and conditions limiting the liabilities of the Trustee. The Trustee has no responsibility for the correctness of the statements of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of the Seventh Supplemental Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              SALOMON INC


                              By: /s/ Michelle Turner
                                 -----------------------
                              Name: Michelle Turner
                              Title:   Authorized Agent

Attest:  Thomas Schwartz
        --------------------
Name:  Thomas Schwartz
Title:  Assistant Treasurer

                              CITIBANK, N.A.,
                                 as Trustee


                              By: /s/ Arthur W. Aslanian
                                 ------------------------
                              Name: Arthur W. Aslanian
                              Title:   Vice President

Attest: /s/ P. DeFelice
        --------------------
Name:  P. DeFelice
Title:  Vice President

STATE OF NEW YORK   )
                    )    SS.:
COUNTY OF NEW YORK  )

          On the 1st day of February, 1996, before me personally came Michelle Turner, to me known, who, being by me duly sworn, did depose and say that she is the Authorized Agent of SALOMON INC, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed her name thereto by like authority.

                              /s/ Alice Zimbler
                              -------------------------
                                    Notary Public

SEAL                          ALICE ZIMBLER
                              NOTARY PUBLIC, State of New York
                              No. 01Z14864212
                              Qualified in Richmond County
                              Commission Expires July 14, 1996


STATE OF NEW YORK   )
                    )    SS.:
COUNTY OF NEW YORK  )

          On the 1st day of February, 1996, before me personally came Arthur Aslanian, to me known, who, being by me duly sworn, did depose and say that he is a Vice President of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                               /s/ Jeffry Berger
                              -------------------------
                                     Notary Public

SEAL                          JEFFRY BERGER
                              Notary Public, State of New York
                              No. 01BE5015814
                              Qualified in Kings County
                              Commission Expires July 26, 1997